NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND NEITHER THIS DEBENTURE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE.

CALIFORNIA NEWS TECH

18.0% Unsecured Convertible Debenture

$100,000          ___________, 2006

This Unsecured Convertible Debenture (the “Debenture”) is issued by California News Tech, a Nevada Corporation (the “Company”) this ___ day of __________, 2006 (the “Issuance Date”) to DNB Capital Management, Inc. (the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.
PRINCIPAL AND INTEREST

Section 1.1. For value received, the Company promises to pay to Holder, or its registered assigns, the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), on or before two (2) years from the Issuance Date (the “Maturity Date”), and to pay interest to the Holder on the principal amount of this Debenture (the “Principal Amount”) outstanding from time to time quarterly in arrears at the rate of 18.0% per annum accruing from the Issuance Date. Accrual of interest shall commence on the first business day to occur after the Issuance Date and continue until payment in full of the principal sum has been made or duly provided for. Quarterly interest payments shall be due and payable on March 31, June 30, September 30 and December 31 of each year, commencing with March 31, 2007. If any interest payment date or the Maturity Date is not a business day in the State of Nevada, then such payment shall be made on the next succeeding business day. The interest on this Debenture is payable at the option of the Holder, upon notice to the Company not later than the tenth business day prior to each interest payment date, in cash or in shares of Common Stock of the Company, $.003 par value per share (“Common Stock”) valued at the Conversion Price (as defined herein) on the interest payment date, and in the absence of notice is payable in cash. All payments of principal and interest shall be made to the Holder at the address set forth above or such other address as the Holder shall notify the Company in writing ten (10) days prior to the due date of any payment or upon any prepayment of this Debenture as provided herein.

Section 1.2. All payments of principal and interest shall be made to the Holder at the address set forth above or such other address as the Holder shall notify the Company in writing ten (10) days prior to the due date of any payment or upon any prepayment of this Debenture as provided herein.

Section 1.3. Unsecured Nature of Debenture. This Debenture is unsecured.

ARTICLE II.
CONVERSION RIGHTS; CONVERSION PRICE

Section 2.1. Voluntary Conversion by Holder. The Holder shall have the right, commencing March 31, 2007, prior to the date on which this Debenture is paid in full, to convert at any time, or from time to time, any part of the outstanding interest or Principal Amount of this Debenture into fully paid and non-assessable shares of Common Stock at the Conversion Price determined as provided herein. Promptly after the surrender of this Debenture, accompanied by a Notice of Conversion of Convertible Debenture in the form attached hereto as Exhibit 1, properly completed and duly executed by the Holder (a “Conversion Notice”), the Company shall issue and deliver to or upon the order of the Holder that number of shares of Common Stock for the that portion of this Debenture to be converted as shall be determined in accordance herewith.

(a) No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Holder faxes the Notice of Conversion duly executed to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (415) 358-9853 Attn.: Marian Munz. Certificates representing Common Stock upon conversion will be delivered to the Holder within five (5) Trading Days from the date the Notice of Conversion is delivered to the Company. Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

(b) The Company understands that a delay in the issuance of shares of Common Stock upon a conversion beyond the five (5) Trading Day period described in Section 2.1(a) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payments to the Holder for late issuance of shares of Common Stock upon conversion in accordance with the following schedule (where “No. Trading Days Late” is defined as the number of Trading Days beyond five (5) Trading Days from the date the Notice of Conversion is delivered to the Company).

No. Trading Days Late	Late Payment for Each $5,000 of Principal Amount Being Converted
1	$100

2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
More than 10	$1,000 +$200 for each Trading Day Late beyond 10 Trading Days

The Company shall pay any payments incurred under this Section 2.1(b) in immediately available funds upon demand. Nothing herein shall limit Holder’s right to pursue injunctive relief and/or actual damages for the Company’s failure to issue and deliver Common Stock to the holder, including, without limitation, the Holder’s actual losses occasioned by any “buy-in” of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days from the date the Notice of Conversion is delivered to the Company, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion, and in such event no late payments shall be due in connection with such withdrawn conversion.

(c) If at any time (a) the Company challenges, disputes or denies the right of the Holder to effect the conversion of this Debenture into Common Stock or otherwise dishonors or rejects any Notice of Conversion delivered in accordance with this Section 2.1 any Company stockholder who is not and has never been an Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Holder obtains a judgment or any injunctive relief from any court or public or governmental authority which denies, enjoins, limits, modifies, delays or disputes the right of the holder hereof to effect the conversion of this Debenture into Common Stock, then the Holder shall have the right, by written notice, to require the Company to promptly redeem this Debenture for cash at a redemption price equal to one hundred fifty percent (150%) of the outstanding principal amount hereof and all accrued and unpaid interest hereon. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder), subject in the case of clause (b) to the Company’s right to control and assume the defense of any such action. In the absence of an injunction precluding the same, the Company shall issue shares upon a properly noticed conversion.

(d) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”) to the fullest extent permitted by the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C.§ 362 in respect of the Holder’s conversion privilege.

Section 2.2. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing (i) the amount of Principal and interest to be converted by (ii) the Conversion Price.

Section 2.3. Conversion Price. Upon any conversion of this Debenture, the conversion price shall be the lesser of (i) sixty percent (60%) of the average closing price for the Company’s common stock on the NASD OTCBB for the five (5) consecutive Trading Days preceding the date of delivery to the Company of the Conversion Notice, and (ii) $0.01 per share, subject to adjustment from time to time upon the happening of certain events (the “Conversion Price”) as set forth below.

(a) Stock Splits, etc. In case the Company shall: (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, excluding any reverse split prior to March 31, 2007, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior thereto shall be adjusted so that the holder of this Debenture shall be entitled to receive the kind and number of shares of Common Stock which he would have owned or have been entitled to receive had such Debenture been converted in advance thereof. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever

(including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon conversion of this Debenture, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock into which this Debenture is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Debenture to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of the number of shares of common stock into which this Debenture is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.3(b). For purposes of this Section 2.3(b), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 2.3(b) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

(c)  Notice of Adjustment. Whenever the number of shares of Common Stock or number or kind of securities or other property issuable upon the conversion of this Debenture or the Conversion Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder of this Debenture notice of such adjustment or adjustments setting forth the number of shares of Common Stock (and other securities or property) issuable upon the conversion of this Debenture and the Conversion Price of such shares of Common Stock (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

Section 2.4. Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (y) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 5.1.

Section 2.5. Method of Conversion. Except as otherwise provided in this Debenture or agreed to by the Holder, this Debenture may be converted by the Holder pursuant to its conversion rights set forth in Section 2.1 in whole at any time or in part (provided each such partial conversion is at least $10,000) by submitting to the Company a Conversion Notice and surrendering this Debenture with the mailed confirmation of the Conversion Notice at the office of the Company as provided in Section 5.1. Upon a partial conversion of this Debenture, a new debenture containing the same date and provisions as this Debenture shall be issued by the Company to the Holder for the balance due hereunder which shall not have been converted.

Section 2.6. Restrictions on Securities. This Debenture has been issued by the Company pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Act”). None of this Debenture or the shares of Common Stock issuable upon conversion of this Debenture may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Common Stock issuable upon conversion of this Debenture that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER

 THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Debenture, the Company shall remove the foregoing legend from the certificate or issue to such Holder a new certificate free of any transfer legend, if (a) with such request, the Company shall have received an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, to the effect that any such legend may be removed from such certificate or (b) a registration statement under the Act covering such securities is in effect.

Section 2.7. Registration Rights. If at any time the Company proposes to register any of its common stock under the Act, whether as a result of an offering for its own account or the account of others, excluding any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms, the Company shall, at such time, promptly give Holder written notice of such proposed registration and offer Holder the opportunity to include the shares of common stock issued as interest and the shares of Common Stock issuable upon conversion of this Debenture in such registration statement (each, a “Piggy Back Registration”). The Company shall include in any such registration statement all or part of the underlying common stock that Holder requests to be registered. In a Piggyback Registration, the Company will pay the registration expenses and the reasonable fees and disbursements of one counsel for the selling Holders selected by them shall be borne by the Company.

Section 2.8. Reservation of Common Stock.

(a) The Company covenants that during the period the Debenture is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock of the Company upon the Conversion of the Debenture. The Company further covenants that its issuance of this Debenture shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock of the Company issuable upon the conversion of this Debenture. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the NASD OTCBB (or such other principal market upon which the Common Stock of the Company may be listed).

(b) The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock issuable upon the conversion of this Debenture above the amount payable therefor upon such conversion immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Debenture, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Debenture.

(c) Upon the request of Holder, the Company will at any time during the period this Debenture is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Debenture and the obligations of the Company hereunder.

(d) Before taking any action which would cause an adjustment reducing the current Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.

(e) Before taking any action which would result in an adjustment in the number of shares of Common Stock into which this Debenture is convertible or in the Conversion Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f) If at any time the Company does not have a sufficient number of authorized and available shares of Common Stock for issuance upon conversion of the Debenture, then the Company shall call and hold a special meeting of its stockholders within forty-five (45) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 2.9. Prepayment.

(a) The Company shall have the option to prepay some or all of the outstanding Principal Amount of this Debenture, pursuant to the provisions of this Section 2.9. The prepayment price shall be equal to the outstanding Principal Amount (or portion thereof) to be prepaid as of the date of prepayment (the “Prepayment Date”) together with any accrued and unpaid interest. If this Debenture is called for prepayment pursuant this Section 2.9, the Company shall give written notice to the Holder not less than thirty (30) days nor more than sixty (60) days prior to the Prepayment Date, setting forth the prepayment price to be paid, instructions for presentation of the Debentures for prepayment and the Prepayment Date. Upon notice of any prepayment, the Company covenants and agrees that upon presentation of the Debentures, it will pay on the Prepayment Date the Principal to be prepaid as specified in such notice (the “Prepayment Amount”). Holders may convert their Debentures pursuant to Article II of this Debenture during the period from the date of notice of prepayment until 5:00 p.m. Pacific Time on the business day immediately prior to the Prepayment Date.

(b) If all of the outstanding Principal Amount of this Debenture is being prepaid, and if the Holder does not wish to convert the Debenture, the Holder shall cause such Debenture to be timely delivered to the Company at its principal offices after receiving the notice of prepayment required by this Section 2.9.

(c) If (i) upon notice of any prepayment a Holder determines not to convert his debenture with in the period provided in Section 2.9(a); and (ii) on or before the Prepayment Date the Company makes payment to Holder of 100% of the outstanding Principal Amount of the Debenture, then, on and after said Prepayment Date, notwithstanding that this Debenture shall not have been surrendered for prepayment, the obligation evidenced by the Debenture shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate.

Section 2.10. Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF HOLDER

Section 3.1. The Holder represents and warrants to the Company:

(a)  The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Common Stock issuable upon conversion hereof except under circumstances that will not result in a violation of the Act or any application state securities laws or similar laws relating to the sale of securities;

(b)  That Holder understands that none of this Debenture or the Common Stock issuable upon conversion hereof have been registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from the registration provisions of the Act and any continued reliance on such exemption is predicated on the representations of the Holder set forth herein;

(c)  Holder (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in this Debenture for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Holder’s net worth, and Holder’s investment in this Debenture will not cause such overall commitment to become excessive;

(d)  Holder is an “accredited investor” (as defined in Regulation D promulgated under the Act) and the Holder’s total investment in this Debenture does not exceed 10% of the Holder’s net worth; and

(e)  Holder recognizes that an investment in the Company involves significant risks and only investors who can afford the loss of their entire investment should consider investing in the Company and this Debenture.

ARTICLE IV.
EVENTS OF DEFAULT

Section 4.1. Default. In case one or more of the following events (“Events of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred:

(a) default in the due and punctual payment of all or any part of any payment of interest or the Principal Amount as and when such amount or such part thereof shall become due and payable hereunder; or

(b) failure on the part of the Company duly to observe or perform in all material respects any of the covenants or agreements on the part of the Company contained herein (other than those covered by clause (a) above) for a period of 10 business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given by the Holder by registered or certified mail, return receipt requested, to the Company; or

(c) the occurrence of any event or condition which results in the acceleration of the maturity of any material indebtedness of the Company (any indebtedness in excess of $10,000 shall be deemed material) or enables or, with the giving of notice or lapse of time or both, would enable the holder of any such monetary obligation or any person acting on such holder’s behalf to accelerate the maturity thereof; or

(d) any representation, warranty or statement of fact made by the Company herein when made or deemed to have been made, false or misleading in any material respect; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Company within a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy same, shall have been given by the Holder by registered or certified mail, return receipt requested; or

(e) any of the following actions by the Company pursuant to or within the meaning title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, the “Bankruptcy Law”): (A) commencement of a voluntary case or proceeding, (B) consent to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (each, a “Custodian”), of it or for all or substantially all of its property, (D) a general assignment for the benefit of its creditors, or (E) admission in writing its inability to pay its debts as the same become due; or

(f) entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of the property of the Company, or (C) orders the liquidation of the Company, and such order or decree remains unstayed and in effect for 60 days; or

(g) the Company shall have its Common Stock suspended or delisted from trading on the NASD OTCBB (or such other principal market upon which the Common Stock of the Company may be listed) for two (2) Trading Days;

then, in each case where an Event of Default specified in Sections 4.1(b), (c), (d) or (g) occurs, the Holder, by notice in writing to the Company (the “Acceleration Notice”), may declare the outstanding Principal Amount (in whole or in part) to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, however, that if an Event of Default specified in Section 4.1(a), (e) or (f) occurs, the outstanding Principal Amount shall become and be immediately due and payable without any declaration or other act on the part of the Holder. Notwithstanding any other provision of this Note, upon the occurrence of and during the continuance of, any Event of Default, the interest rate hereunder shall be twenty-four percent (24%) per annum.

Section 4.2. Payment of Costs. The Company shall reimburse the Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys’ fees and disbursement and court costs, incurred by the Holder in collecting or otherwise enforcing this Note or in attempting to collect or enforce this Note.

Section 4.3. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy available to Holder under applicable law, and every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Section 4.4. Waiver of Past Defaults. The Holder may waive any past default or Event of Default hereunder and its consequences but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.5. Waiver of Presentment etc. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Debenture, except as specifically provided herein.

ARTICLE V.
MISCELLANEOUS

Section 5.1. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be the address shown on the first page of hereof; and the address of the Company shall be 825 Van Ness Ave., Suite 406-407, San Francisco, CA 94109. The Company shall accept facsimile notice at the following number (415) 358 9853 Attn.: Marian Munz. Both the Holder and the Company may change the address for service by delivery of written notice to the other as herein provided.

Section 5.2. Entire Agreement and Amendment Provision. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture and any provision hereof may be amended only by an instrument in writing signed by the Company and the Holder.

Section 5.3. Assignability. This Debenture shall be binding upon the Company and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Debenture shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Debenture. This Debenture shall not be binding upon Media Sentiment, Inc. and shall not create a claim against that entity, its assets or its operations.

Section 5.4. Governing Law. This Debenture shall be governed by the internal laws of the State of Nevada, without regard to conflicts of laws principles. The parties hereto hereby submit to the exclusive jurisdiction and venue of the state or federal courts sited in Clark County, Nevada with respect to any dispute arising under this Debenture.

Section 5.5. Replacement of Debenture. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Debenture, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Debenture, if mutilated, the Company will make and deliver a new Debenture of like tenor.

Section 5.6. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholder or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 5.7. Severability. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

Section 5.8. Headings. The headings of the sections of this Debenture are inserted for convenience only and do not affect the meaning of such section.

Section 5.9. Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

Section 5.10. Specific Performance. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Debenture. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Debenture and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 5.11. Designation of Director. DNB Capital Management, Inc. will be allowed, but not required, to nominate one (1) additional person to the Company’s Board of Directors for so long as this Debenture remains outstanding. Upon an uncured Event of Default, DNB Capital Management, Inc., by its consent, shall have the right to nominate or replace directors such that control of the Board of Directors is achieved.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

COMPANY /s/ Marian Munz By: MARIAN MUNZ Its: PRESIDENT	HOLDER /s/ David N. Baker By: DAVID N. BAKER Its: PRESIDENT
CALIFORNIA NEWS TECH	DNB Capital Management, Inc.

EXHIBIT 1

CONVERSION NOTICE
________________________________________________________________________

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert US$__________ of the Principal Amount of the above Debenture into Shares of Common Stock of California News Tech, according to the conditions stated therein, as of the Conversion Date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion Date: ___________________________________________

Applicable Conversion Price: $____

Signature:     ___________________________________________

Name:       ___________________________________________

Address:     ___________________________________________

          ___________________________________________

Tax I.D. or Soc. Sec. No: ___________________________________________

Principal Amount to be converted:
 US$________________________________________

Amount of Debenture unconverted:
US$________________________________________

Number of shares of Common Stock to be issued: ________________________